Exhibit 99.1

FOR IMMEDIATE RELEASE:

Blonder Tongue Reports Fourth Quarter and Year End 2019 Results

OLD BRIDGE, NJ / April 9, 2020 / Blonder Tongue Laboratories, Inc. (NYSE American: BDR) announced its sales and results for the fourth quarter and year ended December 31, 2019.

Net sales decreased $396,000 or 7.3% to $5,045,000 for the fourth quarter of 2019 from $5,441,000 for the comparable period in 2018. Net loss for the three months ended December 31, 2019 was $(3,842,000) or $(0.41) per share, compared to $(742,000) or $(0.09) per share for the comparable period in 2018.

The decrease in sales is primarily attributed to a decrease in sales of DOCSIS data products, digital video headend products, HFC distribution products and analog video headend products offset by an increase in sales of NXG IP video signal processing products and CPE products. Sales of DOCSIS data products were $828,000 and $1,017,000, digital video headend products were $1,232,000 and $2,409,000, HFC distribution products were $637,000 and $872,000, analog video headend products were $283,000 and $427,000, NXG products were $378,000 and $186,000 and CPE products were $1,286,000 and zero in the fourth three months of 2019 and 2018, respectively.

During the fourth quarter, the Company in conjunction with the introduction of its new product lines reevaluated its existing inventory levels. Accordingly, the Company wrote off approximately $2,327,000 of inventory value which reduced the gross margin to a loss of $(1,196,000).

For the year ended December 31, 2019, net sales decreased $1,865,000, or 8.6%, to $19,842,000 in 2019 from $21,707,000 in 2018. Net loss for the twelve months ended December 31, 2019 was $(742,000) or $(0.08) per share, compared to $(1,339,000) or $(0.15) per share for the comparable period in 2018.

The decrease in sales is primarily attributed to a decrease in sales of DOCSIS data products and digital video headend products, offset by an increase in sales of NXG products and CPE products. Sales of DOCSIS data products were $2,817,000 and $4,583,000, digital video headend products were $6,714,000 and $10,308,000, NXG products were $913,000 and $186,000 and CPE products were $3,977,000 and zero in the twelve months of 2019 and 2018, respectively.

As the Company announced previously, it has delayed the filing of its Annual Report on Form 10-K for the year ended December 31, 2019 (Annual Report) in reliance on the extension provided by the SEC in light of COVID-19 developments. The Company plans to file its Annual Report as soon as is practicable. In the Annual Report, the Company expects that the report of its independent registered public accounting firm will include a “going concern” qualification.  Although the Company has actively taken steps to address operating expenses and liquidity, and announced today completion of a financing and a favorable modification to its agreement with its senior lender, there can be no assurance that those actions and others the Company intends to take in the future will be sufficient to address the concerns relating to the “going concern” opinion.

© Blonder Tongue Laboratories, Inc. | One Jake Brown Road, Old Bridge, NJ 08857 | (800) 523-6049 | Fax: (732) 679-4353 | www.blondertongue.com

Commenting on the year end and fourth quarter results, Chief Executive Officer Ted Grauch noted, “While we faced a number of challenges in 2019 related to changes in the marketplace for video encoding and traditional HFC distribution technology, this was partially offset by increases in sales of our NXG product line and the initial launch of our updated fully IP based MPEG-4 and HEVC capable Video Transcoder product line. Further, the Company has taken significant measures beginning in Q4 to ensure our operating expenses and organization are correctly sized to correspond with our expected 2020 revenue. Our recent progress in the process of capturing significant new customers should provide us with further opportunities to increase sales in the 2nd half of the year. While the Company’s CPE initiative launched in Q1 2019 has not yet provided us with a material impact in profit level or cash flow, the program has better positioned the Company towards future system level sales rather than individual component or function by function sales. Over 2019 the Company has grown our direct technology and support relationships with a large number of Telco, Cable and Municipal Fiber Optic system operators while at the same time preserving and improving our relationships with our valued distribution and integrator partners.” With regards to the recent market outlook for the Company in light of the COVID-19 situation, Mr. Grauch added “During the last week of February 2020 we began to see the first signs of softening in the market directly attributable to the current COVID situation, which accelerated through March and has impacted us by approximately 30 to 35% off of internal revenue forecasts for the last 5 weeks. While we cannot provide guidance on future impact levels in the short or medium terms, a majority of our end product users are categorized as ‘Essential Businesses’ and continue to operate critical telecommunication services at the national or regional levels in the US and Canada. Our customers are continuing to engage with us weekly on their status of active operations and equipment needs through the current crisis and we have taken additional short term actions to ensure we are mitigating impacts of the current situation to the greatest extent possible.”

Conference Call Reminder

Details of the live teleconference:

Date: Thursday, April 9, 2020

Time: 11:00 a.m. Eastern Time (10:00 a.m. CT, 8:00 a.m. PT)

Investor Dial-in (US & Canada Toll-Free):  877-407-8033

The audio replay will be available under Investor Related Information on the Blonder Tongue Investor Relations webpage.

About Blonder Tongue

Blonder Tongue Laboratories, Inc. is the oldest designer and manufacturer of cable television video transmission technology in the USA. The majority of our products continue to be designed and built in our state-of-the-art New Jersey facility for 50 years. Blonder Tongue Labs offers U.S.-based engineering and manufacturing excellence with an industry reputation for delivering ultra-high reliability products. As a leader in cable television system design, the Company provides service operators and systems integrators with comprehensive solutions for the management and distribution of digital video, IPTV and high-speed data services, as well as RF broadband distribution over fiber, IP, and Coax networks for homes and businesses. Additional information on the Company and its products can be found at www.blondertongue.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The information set forth above includes “forward-looking” statements and accordingly, the cautionary statements contained in Blonder Tongue’s Annual Report and Form 10-K for the year ended December 31, 2018 (See Item 1: Business, Item 1A: Risk Factors, Item 3: Legal Proceedings and Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations), and other filings with the Securities and Exchange Commission are incorporated herein by reference. The words “believe”, “expect”, “anticipate”, “project”, “target”, “intend”, “plan”, “seek”, “estimate”, “endeavor”, “should”, “could”, “may” and similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to projections for our future financial performance, our anticipated growth trends in our business and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Blonder Tongue undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Blonder Tongue’s actual results may differ from the anticipated results or other expectations expressed in Blonder Tongue’s “forward-looking” statements.

Contacts

Eric Skolnik
Chief Financial Officer
eskolnik@blondertongue.com
(732) 679-4000

Ted Grauch

Chief Executive Officer
tgrauch@blondertongue.com
(732) 679-4000

© Blonder Tongue Laboratories, Inc. | One Jake Brown Road, Old Bridge, NJ 08857 | (800) 523-6049 | Fax: (732) 679-4353 | www.blondertongue.com

Blonder Tongue Laboratories, Inc.

Condensed Consolidated Summary of Operating Results

(unaudited, in thousands, except per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2019	2018	2019	2018

Net sales	$5,045	$5,441	$19,842	$21,707
Gross profit (loss)	(1,196)	1,592	3,431	8,419
Loss from operations	(3,746)	(680)	(466)	(854)
Net loss	$(3,842)	$(742)	$(742)	$(1,339)
Basic and diluted net loss per share	$(0.40)	$(0.08)	$(0.08)	$(0.15)
Basic and diluted weighted average shares outstanding	9,662	9,285	9,603	8,899

© Blonder Tongue Laboratories, Inc. | One Jake Brown Road, Old Bridge, NJ 08857 | (800) 523-6049 | Fax: (732) 679-4353 | www.blondertongue.com

Blonder Tongue Laboratories, Inc

Condensed Consolidated Summary Balance Sheets

(in thousands)

	(unaudited)
	December 31, 2019	December 31, 2018

Current assets	$12,174	$10,377
Property, plant and equipment, net	392	2,890
Total assets	18,347	15,601
Current liabilities	8,369	8,263
Long-term liabilities	2,615	171
Stockholders’ equity	7,363	7,167

Total liabilities and stockholders’ equity	$18,347	$15,601

© Blonder Tongue Laboratories, Inc. | One Jake Brown Road, Old Bridge, NJ 08857 | (800) 523-6049 | Fax: (732) 679-4353 | www.blondertongue.com

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